Exhibit B-83

         State of Missouri.Office of Secretary of State
                Roy D. Blunt, Secretary of State


                    Articles of Incorporation
 (To be submitted in duplicate by an attorney or incorporator.)

HONORABLE ROY D. BLUNT
SECRETARY OF STATE
STATE OF MISSOURI
P.O. BOX 778
JEFFERSON CITY, MO 65102

The undersigned natural person(s) of the age of eighteen years or more for the purpose of forming a corporation under The General and Business Corporation Law of Missouri adopt the following
Articles of Incorporation:

                           Article One

The name of the corporation is KLT Inc.


                           Article Two

The address, including street and number, if any, of the corporation's initial registered office in this state is 1201
Walnut, Kansas City, Missouri 64106 and the name of its initial agent at such address is Janee Rosenthal.


                          Article Three

The aggregate number, class and par value, if any, of shares which the corporation shall have authority to issue shall be:

     The aggregate number of shares which the Corporation shall have the authority to issue shall be One Hundred
     Twenty Thousand (120,000) shares of common stock, all of which are without par value.

The preferences, qualifications, limitations, restrictions, and the special or relative rights, including convertible rights, if any, in respect to the shares of each class are as follows:

     There shall be no preferences, qualifications, limitations, restrictions, or special or relative rights, including convertible rights, in respect to the shares herein authorized.


                          Article Four

The extent, if any, to which the preemptive right of a shareholder to acquire additional shares is limited or denied.

     No holder of outstanding shares of any class shall have any preemptive right to subscribe for or acquire shares of stock or any securities of any kind issued by the Corporation.


                          Article Five

The name and place of residence of each incorporator is as follows:

        Name                 Street                City

Samuel P. Cowley      2427 W. 63rd Street  Shawnee Mission, KS
                                           66208


                           Article Six
    (Designate which and complete the applicable paragraph.)

  (X) The number of directors to constitute the first board of directors is three (3). Thereafter the number of directors shall be fixed by, or in the manner provided by the bylaws. Any changes in the number will be reported to the Secretary of State within thirty calendar days of such change.
       (NOTE: If the number of directors is to be one or two, do not check this box.)

     OR

  ( ) The number of directors to constitute the board of directors is _____. (The number of directors to constitute the board of directors must be stated herein if there are to be less than three directors. The person to constitute the first board of directors may, but not need, be named.)

The names of the members of the first Board of Directors are as follows:

B. J. Beaudoin
S. P. Cowley
R. G. Wasson


                          Article Seven

The duration of the corporation is perpetual.


                          Article Eight

The corporation is formed for the following purposes:

     The Corporation is organized to engage in any lawful purpose.


                          Article Nine

     Except as otherwise specifically provided by statute, all powers of management and director control of the Corporation shall be vested in the Board of Directors.

     The Board of Directors shall have power to make, and from time to time repeal, amend and alter the bylaws of the Corporation; provided, however, that the paramount power to repeal, amend and alter the Bylaws or to adopt new bylaws, shall always be vested in the shareholders, which power may be exercised by a vote of a majority thereof present at any annual or special meeting of the shareholders, and the directors thereafter have no power to suspend, repeal, or amend or otherwise alter any bylaws or portion thereof so enacted by the shareholders, unless the shareholders in enacting such bylaws or portion thereof shall otherwise provide.

     IN WITNESS WHEREOF, these Articles of Incorporation have been signed on 3rd day of November, 1992.

                      /s/Samuel P. Cowley
                      Samuel P. Cowley, Incorporator

 State of MISSOURI     )
                       ) ss
 County of JACKSON     )

     I, Janee C. Rosenthal, a Notary Public, do hereby certify that on this 3rd day of November, 1992, personally appeared before me Samuel P. Cowley (and _____________), who being by me first duly sworn, (severally) declared that he is (they are) the person(s) who signed the foregoing document as incorporator(s), and that the statements therein contained are true.

 (Notarial Seal)             /s/Janee C. Rosenthal
                             Notary Public
                             My Commission Expires
                             February 25, 1995
                             Janee C. Rosenthal
                             Notary Public State of Missouri
                             Clay County
                             My Commission Exp. Feb. 25, 1995

                    CERTIFICATE OF AMENDMENT
                               TO
                           KLT INC.'S
                    ARTICLES OF INCORPORATION

     This certificate is hereby filed on behalf of KLT Inc., Charter No. 372880.

     Kansas City Power & Light Company, the sole shareholder of
KLT Inc. which currently owns all of the 61,000 outstanding shares of KLT Inc. adopted the following amendment to KLT Inc.'s
Articles of Corporation on December 10, 1996:

     The aggregate number of shares which the Corporation shall have the authority to issue shall be Two Hundred
     Fifty Thousand (250,000) shares of common stock, all of which are without par value.

     IN WITNESS WHEREOF, KLT Inc. has caused this Certificate to be signed and verified by Ronald G. Wasson, its President, and countersigned by Janee C. Rosenthal, its Corporate Secretary, all on this 10th day of December, 1996.

                            KLT Inc.

                            /s/Ronald G. Wasson
                            President

/s/Janee C. Rosenthal
Corporate Secretary



STATE OF MISSOURI        )
                         )  ss
COUNTY OF JACKSON        )

     I, Vickie L. Flores, a Notary Public, do hereby certify that on this 10th day of December, 1996, personally appeared before me Ronald G. Wasson, who, being by me first duly sworn, declared that he is President of KLT Inc., that he signed the foregoing document as President of the Corporation, and that the statements therein contained are true.

                       /s/Vickie L. Flores
                       Notary Public in and for the State
                       Of Missouri, County of Clay

My Commission expires
May 29, 2000